Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226047, 333-231746 and 333-237158) and Form S-3 (Nos. 333-237159, 333-239405 and 333-248071) of Translate Bio, Inc. of our report dated March 1, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 2021